UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 22, 2015

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On September 22, 2015, our company entered into a consulting agreement (the “Agreement”) with Midam Ventures, LLC (“Midam”) wherein Midam will provide investor relations and business advisory services to us from September 23, 2015 to March 23, 2016. Any compensation described in the Agreement shall be deemed earned and vested by Midam even in the case of early termination of the Agreement.

Pursuant to the terms of the Agreement, we will to pay $30,000 in cash and 200,000 common restricted shares of our company to Midam. Effective October 20, 2015, we issued all of the shares pursuant to an exemption from registration relying on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

10.1	Investor Relations Agreement between Pacific Green Technologies Inc. and Midam Ventures, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/Neil Carmichael
Neil Carmichael
President and Director
Date: December 8, 2015